UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2020

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DONGXING INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-54112	16-1783194
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Room 1001, International Finance Building, 633 Keji'er Street, Songbei District

Harbin, Heilongjiang Province, P.R. China 150028

(Address of Principal Executive Office) (Zip Code)

86-1394-6000887

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

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Item 8.01 Other Events.

On March 4, 2020, pursuant to Section 36 of the Securities Exchange Act of 1934, the Securities and Exchange Commission issued Release No. 34-88318 (the “Order”) granting exemptions to registrants subject to the reporting requirements of the Exchange Act Section 13(a) or 15(d) due to circumstances related to the coronavirus disease 2019 (COVID-19).

Dongxing International Inc. is furnishing this Current Report on Form 8-K to indicate its reliance on the Order in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

The Company’s headquarters and operations are located in the City of Harbin, China. Due to the ongoing outbreak of the COVID-19, which was first reported in December 2019 in Wuhan, China, the Chinese government initiated travel restrictions and mandatory quarantines to control the spread of COVID-19 within China. These actions taken by the Chinese government have prevented the Company's maanagement from completing the financial data and related materials necessary for the 2019 audit to be completed in a timely manner. As a result, the Company will be unable to file the Form 10-K by March 30, 2020.

The Company expects to file its Annual Report on Form 10-K within 45 days after March 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dongxing International Inc.

Date: March 24, 2020	By:	/s/ Cheng Zhao Cheng Zhao, Chief Executive Officer

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